EXHIBIT 12.1
                     TRITON ENERGY LIMITED AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (IN THOUSANDS, EXCEPT RATIOS)
                                   (UNAUDITED)



                                                                                                                      SEVEN MONTHS
                                                  SIX MONTHS ENDING                                                      ENDING
                                                        JUNE 30,                 YEAR ENDING DECEMBER 31,                DEC. 31,
                                                  ---------------------  -------------------------------------------
                                                    1999         1998        1998       1997       1996      1995        1994
                                                  ---------  ----------  ----------  ---------  ---------  ---------  ----------
Fixed  charges,  as  defined:
  Interest charges                                 $19,452   $  25,487   $  50,253   $ 50,625   $ 43,884   $ 41,305   $  20,285
  Preferred dividend requirements of
    subsidiaries adjusted to pre-tax basis             ---         ---         ---        ---        ---        ---         ---
                                                   --------  ----------  ----------  ---------  ---------  ---------  ----------

        Total fixed charges                        $19,452   $  25,487   $  50,253   $ 50,625   $ 43,884   $ 41,305   $  20,285
                                                   ========  ==========  ==========  =========  =========  =========  ==========

Earnings, as defined (2):
  Earnings (loss) from continuing operations
    before income taxes, minority interest and
    extraordinary item                             $22,484   $(141,527)  $(238,609)  $ 16,896   $ 20,945   $ 16,600   $ (22,834)
  Fixed charges, above                              19,452      25,487      50,253     50,625     43,884     41,305      20,285
  Less interest capitalized                         (6,851)    (14,632)    (23,215)   (25,818)   (27,102)   (16,211)    (11,833)
  Plus undistributed (earnings) loss of affiliates     ---         ---         ---        ---       (118)     2,249       4,102
  Less preferred dividend requirements of
    subsidiaries adjusted to pre-tax basis             ---         ---         ---        ---        ---        ---         ---
                                                   --------  ----------  ----------  ---------  ---------  ---------  ----------

                                                   $35,085   $(130,672)  $(211,571)  $ 41,703   $ 37,609   $ 43,943   $ (10,280)
                                                   ========  ==========  ==========  =========  =========  =========  ==========

RATIO OF EARNINGS TO FIXED CHARGES (1) (2)             1.8         ---         ---        0.8        0.9        1.1         ---
                                                   ========  ==========  ==========  =========  =========  =========  ==========


                                                      YEAR
                                                     ENDING
                                                     MAY 31,
                                                      1994
                                                   ---------
Fixed  charges,  as  defined:
  Interest charges                                 $  26,951
  Preferred dividend requirements of
    subsidiaries adjusted to pre-tax basis               364
                                                   ----------

        Total fixed charges                        $  27,315
                                                   ==========

Earnings, as defined (2):
  Earnings (loss) from continuing operations
    before income taxes, minority interest and
    extraordinary item                             $ (23,104)
  Fixed charges, above                                27,315
  Less interest capitalized                          (16,863)
  Plus undistributed (earnings) loss of affiliates      (645)
  Less preferred dividend requirements of
    subsidiaries adjusted to pre-tax basis              (364)
                                                   ----------

                                                   $ (13,661)
                                                   ==========

RATIO OF EARNINGS TO FIXED CHARGES (1) (2)               ---
                                                   ==========

____________________

(1) Earnings were inadequate to cover fixed charges for the six months ended June 30, 1998 by $156,159,000, for the years ended December 31, 1998, 1997 and 1996 by $261,824,000, $8,922,000 and $6,275,000, respectively, for the seven months ended December 31, 1994 by $30,565,000 and for the year ended May 31, 1994 by $40,976,000.

(2) Earnings reflect nonrecurring writedowns and loss provisions of $1,220,000 and $182,672,000 for the six months ended June 30, 1999 and 1998, respectively,  $348,064,000,  $46,153,000  and  $1,058,000  for  the years ended
December 31, 1998, 1996 and 1995, respectively, $984,000 for the seven months ended December 31, 1994 and $45,754,000 for the year ended May 31, 1994, respectively. Nonrecurring gains from the sale of assets and other gains aggregated $442,000 and $52,127,000 for the six months ended June 30, 1999 and 1998, respectively, $125,617,000, $6,253,000, $22,189,000, $13,617,000 and
$56,193,000 for the years ended December 31, 1998, 1997, 1996 and 1995 and May 31, 1994, respectively. The ratio of earnings to fixed charges if adjusted to remove nonrecurring items, would have been 1.8 and nil for the six months ended June 30, 1999 and 1998, respectively, 0.2, 0.7, 1.4 and 0.8 for the years ended December 31, 1998, 1997, 1996 and 1995, respectively. Without nonrecurring items, earnings would have been inadequate to cover fixed charges for the six months ended June 30, 1998 by $25,614,000, for the years ended December 31, 1998, 1997 and 1995 by $39,377,000, $15,175,000 and $9,921,000, respectively, for the seven months ended December 31, 1994 by $29,581,000 and for the year ended May 31, 1994 by $51,415,000.